UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

September 1, 2017

Date of Report (Date of earliest event reported)

Workday, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35680	20-2480422
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. employer identification number)

6230 Stoneridge Mall Road

Pleasanton, California 94588

(Address of principal executive offices, including zip code)

(925) 951-9000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01 — Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 1, 2017, Workday, Inc. (“Workday”) provided written notice to the New York Stock Exchange (“NYSE”) of its intention to voluntarily delist its Class A Common Stock, $0.001 par value per share (“Common Stock”) from the NYSE and to list its Common Stock on the NASDAQ Global Select Market of The NASDAQ Stock Market LLC (“NASDAQ”). The Company expects the listing and trading of its Common Stock on the NYSE will cease at market close on September 19, 2017, and that trading of its Common Stock will commence on NASDAQ at market open on September 20, 2017. The Common Stock has been approved for listing on NASDAQ, with the Common Stock continuing to trade under the symbol “WDAY.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Workday, Inc.

Date: September 1, 2017	By:	/s/ James P. Shaughnessy
James P. Shaughnessy
Senior Vice President, General Counsel and Secretary